                                                                     Exhibit 4.1

                                                                       EXHIBIT A
                                                             to the Underwriting
                                                                       Agreement



                                    WARRANT

                 To Subscribe for and Purchase Common Stock of

                       Colorado Business Bankshares, Inc.
                       ----------------------------------

     THIS CERTIFIES THAT, for value received, Dain Rauscher Wessels, a division of Dain Rauscher Incorporated (herein called the "Purchaser"), or its registered assigns, is entitled to subscribe for and purchase, from Colorado Business Bankshares, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Colorado, at the price specified below (subject to adjustment as noted below) at any time from and after the first anniversary of the date on which the Company's Registration Statement on Form SB-2 (No. 333-50337) is declared effective by the Securities and Exchange Commission (the "Effective Date") to and including the fifth anniversary of the Effective Date, one hundred thousand (100,000) fully paid and nonassessable shares of the Company's Common Stock, par value $0.01 (subject to adjustment as noted below).

     The warrant purchase price (subject to adjustment as noted below) shall be $_____________ per share (120% of the initial public offering price).

     This Warrant is subject to the following provisions, terms and conditions:

     1.   Exercise.  The rights represented by this Warrant may be exercised by
          --------
the holder hereof, in whole or in part, by written notice of exercise delivered to the Company and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check of the purchase price for such shares. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding seven days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

     2.   Restriction on Transferability.  Notwithstanding the foregoing,
          ------------------------------
however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of paragraph 7 hereof, and each such certificate shall bear the restrictive legend described under the heading "Restriction on Transfer" below. This Warrant shall not be sold, transferred, assigned or hypothecated for a period of one year from the Effective Date, except to persons who are officers or partners of the Purchaser and the Purchaser, or by operation of law.
                                                                       EXHIBIT A
                                                             to the Underwriting
                                                                       Agreement



     3.   Covenants of the Company.  The Company covenants and agrees that all
          ------------------------
shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will, at all times, have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4.   Anti-Dilution Adjustments.  The above provisions are, however, subject
          -------------------------
to the following:

         (a) The warrant purchase price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the warrant purchase price, the holder of this Warrant shall thereafter be entitled to purchase, at the warrant purchase price resulting from such adjustment, the number of shares obtained by multiplying the warrant purchase price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the warrant purchase price resulting from such adjustment.

         (b) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, including any stock dividend declared to effect a subdivision of the outstanding shares of Common Stock, the warrant purchase price in effect immediately prior to such subdivision shall be reduced in proportion to the increase in the number of outstanding shares of Common Stock resulting from such subdivision, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the warrant purchase price in effect immediately prior to such combination shall be increased in proportion to the decrease in the number of shares of Common Stock resulting from such combination.

         (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to, or in exchange for, Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to, or in exchange for, a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, had such reorganization, reclassification, consolidation, merger or sale not taken place, and

                                                                      EXHIBIT A
                                                            to the Underwriting
                                                                      Agreement


     in any such case, appropri ate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

          (d) Upon any adjustment of the warrant purchase price, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the warrant purchase price resulting from such adjustment and the increase or decrease in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (e)  In case any time:

            (1) the Company shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

            (2) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

            (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

            (4) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

            (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or

                                                                       EXHIBIT A
                                                             to the Underwriting
                                                                       Agreement


     subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto, or such shorter time as may be allowed to be given to the Nasdaq National Market.

         (f) If any event occurs as to which the other provisions of this paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant or of Common Stock in accordance with the essential intent and principles of such provisions, then the Company shall adjust this Warrant in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

         (g) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the holder hereof upon such exercise) in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the date of the written notice of exercise required by paragraph 1 above. "Market price," for purposes of this paragraph 4(g) and for purposes of paragraph 10(d) hereof, shall mean, if the Common Stock is traded on a securities exchange or on the Nasdaq National Market, the closing price of the Common Stock on such exchange or the Nasdaq National Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 5 consecutive business days prior to the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or the Nasdaq National Market, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made (provided that the Company will not be required to perform an audit solely for the purpose of making such determination), or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

     5.  Common Stock.  As used herein, the term "Common Stock" shall mean and
         ------------
include the Company's presently authorized Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets

                                                                       EXHIBIT A
                                                             to the Underwriting
                                                                       Agreement


upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include shares designated as Common Stock of the Company on the date of original issue of this Warrant or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph 4(c) above.

     6.  No Voting Rights.  This Warrant shall not entitle the holder hereof to
         ----------------
any voting rights or other rights as a shareholder of the Company.

     7.  Notice of Transfer of Warrant or Resale of Shares.  The holder of this
         -------------------------------------------------
Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant of such holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder's intention as to the disposition to be made of shares of Common Stock issuable or issued upon the exercise hereof. Such holder shall also provide the Company with written representations from the holder and the proposed transferee satisfactory to the Company regarding the transfer or, at the election of the Company, an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any Federal or State law) of this Warrant or the shares of Common Stock issuable or issued upon the exercise hereof. Upon receipt of such written notice and either such representations or opinion by the Company, such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend, if any, respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares.

     8.    Transferability.  Subject to the provisions of paragraph 2 and
           ---------------
paragraph 7 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

     This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

                                                                       EXHIBIT A
                                                             to the Underwriting
                                                                       Agreement


     9.  Registration Rights.  The holder of this Warrant and of the Common
         -------------------
Stock issuable or issued upon the exercise hereof shall be entitled to the registration rights set forth in Exhibit A attached hereto.

     10. Optional Conversion.
         -------------------

         (a) In addition to and without limiting the rights of the holder of this Warrant under the terms of this Warrant, the holder of this Warrant shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into shares of Common Stock as provided in this paragraph 10 at any time, or from time to time, after the first anniversary of the date hereof and prior to its expiration, subject to the restrictions set forth in paragraph (c) below. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in paragraph (d) below) of a single share of Common Stock, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate warrant purchase price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares. Notwithstanding anything in this paragraph 10 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares having a Net Value below $100. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

         (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in paragraph (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right, together with a check in payment of any fractional share and, in the case of a partial exercise, a new warrant evidencing the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 7 days following the Conversion Date.

         (c) In the event the Conversion Right would, at any time this Warrant remains outstanding, be deemed by the Company's independent certified public accountants to give

                                                                       EXHIBIT A
                                                             to the Underwriting
                                                                       Agreement


     rise to a charge to the Company's earnings for financial reporting purposes, then the Conversion Right shall automatically terminate upon the Company's written notice to the holder of this Warrant of such adverse accounting treatment.

         (d) For purposes of this paragraph 10, the "fair market value" of a share of Common Stock as of a particular date shall be its "market price", calculated as described in paragraph 4(g) hereof.

     11.  Miscellaneous.  All questions concerning this Warrant will be governed
          --------------
and interpreted and enforced in accordance with the internal law of the State of Minnesota, without regard for principles of conflict of law. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by a written instrument executed by the party against whom enforcement of the change, waiver, discharge or termination is sought. Each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Warrant in such jurisdiction or any provision hereof in any other jurisdiction.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of _______________ , 199___.

                                 COLORADO BUSINESS BANKSHARES, INC.


                                 By_______________________________

                                    Its___________________________


                            RESTRICTION ON TRANSFER

          THIS WARRANT OR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH RESALE OR TRANSFER IS EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS ("LAWS"), AND THE COMPANY RECEIVES, PRIOR TO RESALE OR TRANSFER, WRITTEN REPRESENTATIONS OF THE HOLDER AND PROPOSED TRANSFEREE SATISFACTORY TO THE COMPANY REGARDING SUCH TRANSFER OR, AT THE ELECTION OF THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE PROPOSED TRANSFER OF THIS WARRANT OR OF SUCH SHARES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT OR QUALIFICATION UNDER THE LAWS , OR THE RESALE OR TRANSFER OF THIS WARRANT OR OF SUCH SHARES IS REGISTERED UNDER THE ACT AND ANY APPLICABLE LAWS.

                              FORM OF ASSIGNMENT
                      (To Be Signed Only Upon Assignment)



     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________ this Warrant, and appoints ___________to transfer this Warrant on the books of the Company with the full power of substitution in the premises.

Dated:

In the presence of:


                                         Signature:_____________________________
                                         Note: The signature must conform in all
                                         respects to the name of the holder as
                                         written on the face of this Warrant
                                         without alteration, enlargement or any
                                         change whatsoever, and the signature
                                         must be guaranteed in the usual manner.

                               SUBSCRIPTION FORM

          To be Executed by the Holder of this Warrant if such Holder
             Desires to Exercise this Warrant in Whole or in Part:

To:  Colorado Business Bankshares, Inc.  (the "Company")

         The undersigned_____________________________________________

   Please insert Social Security or other identifying number of Subscriber:



hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder,___________ shares of the Common Stock provided for therein and tenders payment herewith to the order of the Company in the amount of $_____, such payment being made as provided on the face of this Warrant.

     The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:________________________________________________

Address:_____________________________________________

Deliver to:__________________________________________

Address:_____________________________________________

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:


                                        Signature:______________________________
                                        Note: The signature must conform in all respects to the name of the holder as written on the face of this Warrant without alteration, enlargement or any change whatsoever.

                                                                    EXHIBIT A to
                                                                         Warrant


                              REGISTRATION RIGHTS
                              -------------------


     1.   Required Registration.  If at any time up to five (5) years after the
          ---------------------
Effective Date the Company shall receive a written request therefor from any record holder or holders of an aggregate of at least a majority of the shares of Purchased Stock (as hereinafter defined) not theretofore registered under the Securities Act of 1933 (the "Securities Act") and sold (but in no event less than ____ shares), the Company shall prepare and file a registration statement under the Securities Act covering the shares of Purchased Stock which are the subject of such request and shall use its best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of shares of Purchased Stock not theretofore registered under the Securities Act and sold that such registration is to be effected. The Company shall include in such registration statement such shares of Purchased Stock for which it has received written requests to register by such other record holders within 30 days after the delivery of the Company's written notice to such other record holders. The Company shall be obligated to prepare, file and cause to become effective only one registration statement pursuant to this Section 1 and to pay all costs and expenses associated with such registration statement. In the event that the holders of a majority of the Purchased Stock for which registration has been requested pursuant to the foregoing determine for any reason not to proceed with a registration at any time before a registration statement has been declared effective by the Securities and Exchange Commission (the "Commission"), and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Purchased Stock covered thereby, and the holders of such Purchased Stock agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Purchased Stock, then the holders of such Purchased Stock shall not be deemed to have exercised their right to require the Company to register Purchased Stock pursuant to this Section 1. Notwithstanding the foregoing, at any time up to five (5) years after the Effective Date the record holder or holders of an aggregate of at least a majority of the shares of Purchased Stock not theretofore registered under the Securities Act and sold may require, pursuant to this Section 1, the Company to prepare, file and cause to become effective any number of registration statements but such holder or holders shall bear their own costs and expenses and reimburse the Company for its costs and expenses associated with such registration statements and the Company shall not be required to comply with more than two such requests per year.

     If, at the time any written request for registration is received by the Company pursuant to this Section 1, the Company has finally determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders, such written request shall be deemed to have been given pursuant to Section 2 hereof rather than this
Section 1, and the rights of the holders of Purchased Stock covered by such written request shall be governed by Section 2 hereof.

     Without the written consent of the holders of a majority of the Purchased Stock for which registration has been requested pursuant to this Section 1, neither the Company nor any other holder of securities of the Company may include securities in such registration if in the good faith judgment of the managing underwriter, if any, of such public offering the inclusion of such securities would

                                                                    EXHIBIT A to
                                                                         Warrant


interfere with the successful marketing of the Purchased Stock or require the exclusion of any portion of the Purchased Stock to be registered.

     The rights granted by this Section 1 may be transferred to, and are exercisable by subsequent transferee of any shares of Purchased Stock, except with respect to shares of Purchased Stock that have been registered under the Securities Act and sold.

     2.   Incidental Registration.  For a period of seven (7) years after the
          -----------------------
Effective Date, Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a registration statement on a form that does not permit the inclusion of the Purchased Stock), the Company will give written notice of its determination to all record holders of Purchased Stock not theretofore registered under the Securities Act and sold. Upon the written request of a record holder of any shares of Purchased Stock given within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such shares of Purchased Stock, the record holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Purchased Stock to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 2 shall be underwritten in whole or in part, the Company may require that the Purchased Stock requested for inclusion pursuant to this Section 2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Purchased Stock requested for inclusion pursuant to this Section 2 would constitute more than 25% of the total number of shares to be included in a proposed underwritten public offering, and if, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Purchased Stock originally covered by requests for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Purchased Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration.

     The rights granted by this Section 2 may be transferred to and are exercisable by a subsequent transferee of any shares of Purchased Stock, except with respect to shares of Purchased Stock that have been registered under the Securities Act and sold.

     3.   Registration Procedures.  If and whenever the Company is required by
          -----------------------
the provisions of Section 1 or Section 2 hereof to effect the registration of shares of Purchased Stock under the Securities Act, the Company will:

         (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                                                                    EXHIBIT A to
                                                                         Warrant


         (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

         (c) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

         (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

         (e) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

         (f) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

         (g) prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), are required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Purchased Stock by such holder;

         (h) prepare and promptly file with the Commission, and promptly notify such holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

         (i) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal, if such stop order should be issued;

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
                                                                    EXHIBIT A to
                                                                         Warrant


         (j) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

         (k) at the request of any such holder, furnish (i) an opinion, dated as of the closing date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request; and (ii) letters dated as of the effective date of the registration statement and as of the closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request.

     4.  Expenses.  With respect to Section 1 and Section 2 hereof (except as
         --------
otherwise provided in Section 1), the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability (if any) arising out of such public offering. Fees and disbursements of counsel and accountants for the selling security holders, underwriting discounts and commissions and transfer taxes relating to the shares included in the offering by the selling security holders, and any other expenses incurred by the selling security holders not expressly included above, shall be borne pro rata by the selling security holders.

     5.  Indemnification.
         ---------------

         (a) The Company will indemnify and hold harmless each holder of shares of Purchased Stock which are included in a registration statement pursuant to the provisions of Section 1 or 2 hereof, its directors and officers, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein

                                                                    EXHIBIT A to
                                                                         Warrant


     or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

         (b) Each holder of shares of Purchased Stock which are included in a registration pursuant to the provisions of Section 1 or 2 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon written information furnished by such holder specifically for use in the preparation thereof.

         (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or
     (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall

                                                                    EXHIBIT A to
                                                                         Warrant


     have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     6.  Special Definition.  "Purchased Stock" shall mean the Warrant dated as
         ------------------
of________, 199__(together with any warrant or warrants issued in substitution or exchange therefor, the "Warrant") to purchase 100,000 shares of Common Stock of the Company, and the shares of Common Stock of the Company issuable upon exercise of the Warrant and all shares of such Common Stock issued in exchange or substitution therefor, whether or not such securities (other than such Warrant) have in fact been issued, and the stock or other securities of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or otherwise in connection with, any of the foregoing securities, or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets. For purposes hereof, the record holder of the Warrant shall be treated as the record holder of the related Common Stock then issuable upon the exercise thereof. Nothing in this Section 6 shall, however, be deemed to require the Company to register the Warrant, it being understood that the registration rights granted hereby relate only to shares of Common Stock of the Company and securities issued in substitution or exchange therefor.

     7.  Availability of Registration Rights.  The right to registration
         -----------------------------------
pursuant hereto shall commence on the first anniversary of the Issuance Date (as defined in the Warrant to which these Registration Rights are attached) and shall terminate with respect to the provisions of Section 1 hereof, on the seventh anniversary of the Issuance Date.